Exhibit 10.65

LEASE AGREEMENT

BETWEEN
COLDWATER INDUSTRIAL ASSOCIATES 3, LLC,
a Delaware limited liability company

AS LANDLORD,
AND
VITAMIN SHOPPE PROCUREMENT SERVICES, INC.,
a Delaware corporation

AS TENANT

925 N. 127TH AVENUE
AVONDALE, ARIZONA

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LEASE AGREEMENT
(Arizona Net Lease)
THIS LEASE AGREEMENT ("Lease") is dated as of December 21, 2016, between COLDWATER INDUSTRIAL ASSOCIATES 3, LLC, a Delaware limited liability company ("Landlord") and VITAMIN SHOPPE PROCUREMENT SERVICES, INC., a Delaware corporation ("Tenant").
BASIC LEASE PROVISIONS

Premises:
Approximately 186,643 rentable square feet as shown on Exhibit A attached hereto (the "Premises"). The Premises is comprised of the entire interior of the Building (as defined below); provided, however, notwithstanding the foregoing, Tenant shall not have any rights to the roof, exterior walls, Building systems or utility raceways of the Building, except as otherwise expressly provided herein.

Project:	The Building (defined below), together with the legal parcel on which the Building is situated and the other improvements located thereon (the "Project").
Building:	The building located at 925 N. 127th Avenue, Avondale, Arizona (the "Building").
Tenant's Proportionate Share of Project:	100% (based on 186,643 rentable square feet of the Premises divided by 186,643 rentable square feet of the Project).
Tenant's Proportionate Share of Building:	100% (based on 186,643 rentable square feet of the Premises divided by 186,643 rentable square feet of the Building).
Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the one hundred fifty-first (151st) full calendar month thereafter.
Commencement Date:
The earlier to occur of: (i) the date Tenant first commences to conduct business from the Premises or any portion thereof, or (ii) the date of Substantial Completion (as defined in Paragraph 2) of the Tenant Improvements (as defined in Exhibit C attached hereto) (the "Commencement Date"); provided, however, in no event shall the Commencement Date occur prior to February 1, 2017. Substantial Completion of the Tenant Improvements is currently estimated to occur on or around May 1, 2017.

Monthly Base Rent:	The monthly Base Rent during the initial Lease Term shall be as follows: * Months 1 through 7 of initial Lease Term are subject to Base Rent Credit set forth in Paragraph 4(b) below.
Initial Estimated Monthly Operating Expense Payments (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease):
$25,943.38 per month (does not include utilities or rental taxes, which are to be paid separately in accordance with Paragraphs 7 and 8 below). Landlord's initial estimate of Operating Expenses (as defined herein) for the Premises as of the Commencement Date is equal to $0.139 per rentable square foot per month.

Prepaid Rent:	$109,385.87 (to be shall be applied against Base Rent, Operating Expenses and Pure Rent Taxes [as defined herein] first due under this Lease).
Security Deposit:	None.
Guarantor:	Vitamin Shoppe, Inc., a Delaware corporation ("Guarantor").
Permitted Use:
General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, and incidental office use related thereto (the "Permitted Use").

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Tenant's Notice Address:
Vitamin Shoppe Procurement Services, Inc.
2101-91st Street
North Bergen, New Jersey 07047
Attention: General Counsel

with a copy to:

Vitamin Shoppe Procurement Services, Inc.
2101 91st Street
North Bergen, New Jersey 07047
Attention: Real Estate Department

Landlord's Notice Address:
Coldwater Industrial Associates 3, LLC
c/o Clarion Partners
1717 McKinney Avenue, Suite 1900
Dallas, Texas 75202
Attention: Stacey Magee
Facsimile: 214-647-4901

with a copy to:

Cushman & Wakefield of Arizona, Inc.
2555 E. Camelback Road, Suite 300
Phoenix, Arizona 85016
Attention: Patti Farina
Facsimile: 602-229-5830

Broker(s):	CBRE, Inc. (Landlord's and Tenant's broker)
Addenda:
Rules and Regulations;
Exhibit A (Premises);
Exhibit B (Early Access Staging Area);
Exhibit C (Tenant Work Letter);
Exhibit D (Environmental Questionnaire);
Exhibit E (Commencement Date Agreement);
Exhibit F (Subordination, Non-Disturbance and Attornment Agreement); and
Exhibit G (Guaranty of Lease).

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LEASE
1.    Granting Clause; Lease Term.
(a)    In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the "Commencement Date" specified in or established in the Basic Lease Provisions, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided in the Basic Lease Provisions (the "Lease Term"); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. Except as expressly provided in Paragraph 1(b) below, Landlord shall not be liable to Tenant for any loss or damage directly or indirectly arising out of any delay in the delivery of the Premises or Substantial Completion of the Tenant Improvements, and this Lease shall not be deemed void or voidable, nor shall Landlord be deemed to be in default hereunder, as a result of any such delay. Tenant agrees to accept possession of the Premises upon Substantial Completion of the Tenant Improvements, provided that Landlord shall provide Tenant with at least thirty (30) days prior written notice of the date of Substantial Completion of the Tenant Improvements. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties. At any time after the Commencement Date has been determined, each of the parties hereto agrees, promptly upon written request of the other party, to execute an agreement memorializing, among other things, the Commencement Date and expiration of the initial Lease Term, together with the commencement and expiration dates of the Option Terms (as defined herein). Such agreement shall be in substantially the form attached hereto as Exhibit E.
(b)     Subject to Tenant Delays and/or Force Majeure Delays (as such terms are defined in Exhibit C attached hereto), Landlord shall diligently pursue the completion of construction of the Tenant Improvements in accordance with the terms of the Work Letter attached hereto as Exhibit C. Notwithstanding Paragraph 1(a) above, in the event the Commencement Date has not occurred on or prior to June 1, 2017 (the "First Outside Date") then, as Tenant's sole and exclusive remedy in connection therewith, Tenant shall be entitled to one (1) day of Base Rent abatement (in addition to the Base Rent Credit set forth in Paragraph 4(b) below) with respect to the Premises for each day after the First Outside Date, but prior to the Second Outside Date (as defined below), that the Commencement Date has not occurred (except for any delays in the occurrence of the Commencement Date resulting from Tenant Delays or Force Majeure Delays, as such terms are defined in Exhibit C attached hereto). Additionally, in the event that the Commencement Date not occurred on or prior to December 31, 2017 (the "Second Outside Date"), Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by notifying Landlord in writing of such election within ten (10) business days after the Second Outside Date (but prior to the occurrence of the Commencement Date). In the event of any such termination of this Lease under the preceding sentence, then (i) this Lease shall terminate, (ii) Landlord shall return to Tenant the Prepaid Rent and any Excess Cost of Tenant Improvements previously funded by Tenant, and (iii) neither Landlord nor Tenant shall have any rights, liabilities or obligations accruing under this Lease after such effective date of termination, except for such rights and liabilities which, by the terms of this Lease or at law, are obligations of Tenant or Landlord which survive the expiration or earlier termination of this Lease. The First Outside Date and the Second Outside Date shall each be extended one (1) day for each day of delay in the occurrence of the Commencement Date that results from Tenant Delays and/or Force Majeure Delays; provided, however, with respect the Second Outside Date only, such day for day extension on account of Force Majeure Delays shall not exceed ninety (90) days in the aggregate. Notwithstanding the foregoing or anything to the contrary herein, the rights and remedies provided to Tenant in this Paragraph 1(b) in connection with any delay in the occurrence of the Commencement Date shall automatically become void and of no further force or effect should Tenant commit any default under this Lease which continues beyond the expiration of any applicable notice and cure period. For avoidance of doubt, (a) Tenant shall no longer receive any credit against Base Rent following the Second Outside Date, and (b) if Tenant elects to terminate this Lease, Tenant shall not receive any compensation from Landlord whatsoever other than the return of the Prepaid Rent and any Excess Cost of Tenant Improvements previously funded by Tenant (with Tenant agreeing and acknowledging that any credits accrued by Tenant shall only be applicable if the Commencement Date actually occurs).

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(c)    Subject to all Legal Requirements (as defined below), Tenant may enter into the Premises from and after March 9, 2017 (the "Early Access Date"), upon receipt of written consent from Landlord (not to be unreasonably withheld, conditioned or delayed), for the sole purpose of installing, storing and assembling Tenant's furniture, fixtures, racking and equipment, inspecting the Tenant Improvements, taking measurements, making plans for Tenant's business operations in the Premises; provided, however, Tenant shall only be permitted to enter such portions of the Premises, and at such times, as Landlord reasonably determines will not interfere with the performance of the Tenant Improvements. Landlord hereby agrees that Tenant shall be entitled to store certain material handling equipment and personal property within the Premises following the Early Access Date in the location identified on Exhibit B attached hereto (the "Early Access Staging Area"); provided that Landlord shall have the right to reasonably relocate the Early Access Staging Area as needed in connection with the completion of the Tenant Improvements. Subject to Tenant Delays and Force Majeure Delays, Landlord shall cause all overhead HVAC, electrical and lighting improvements which are included within the scope of the Tenant Improvements (the "Overhead Warehouse Improvements") to be completed within the Early Access Staging Area on or prior to the Early Access Date. In addition, subject to Tenant Delays and Force Majeure Delays, Landlord shall cause all Overhead Warehouse Improvements to be completed within the remainder of the warehouse area of the Premises on or prior to the date that is seven (7) days following the Early Access Date. The parties agree that the Early Access Date shall be extended on a day-for-day basis for each day of delay in completion of the Tenant Improvements (including the Overhead Warehouse Improvements) caused by Tenant Delays and/or Force Majeure Delays. After the Early Access Date, Landlord and Tenant agree to reasonably cooperate with each other in order to coordinate the scheduling and performance of the parties' respective work and activities in the Premises so as to minimize interference with each other. Notwithstanding the foregoing, in no event shall Tenant enter the Premises until such time as Tenant has delivered to Landlord all monetary amounts due upon execution of this Lease and provided Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease. Any such early entry into the Premises by Tenant shall not in and of itself advance the Commencement Date, unless Tenant commences to conduct business in any portion of the Premises, in which case the Commencement Date shall immediately occur as of such date. All of the provisions of this Lease shall apply to Tenant during any early entry, including, without limitation, the indemnities set forth in this Lease and Tenant's obligation to not interfere with the performance of the Tenant Improvements, but excluding only the obligation to pay Base Rent and Operating Expenses until the Commencement Date has occurred. Notwithstanding the foregoing, Tenant shall be responsible for the payment of all utility costs with respect to the Premises during the period of any early entry into the Premises by Tenant (as reasonably determined by Landlord) and Tenant shall pay such costs to Landlord within ten (10) days after demand from time to time. During any such early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work, materials or equipment installed or stored by Tenant at the Premises (including, without limitation, in the Early Access Staging Area) or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees. Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant.

2.    Acceptance of Premises.
(a)    Tenant shall accept the Premises in its "as-is" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except that Landlord shall cause the Tenant Improvements to be installed within the Premises in accordance with Exhibit C attached hereto; provided, however, Landlord shall deliver the Premises to Tenant following Substantial Completion of the Tenant Improvements in broom clean condition, vacant and free of any occupancy rights of third parties. The term "Substantial Completion" shall mean that (i) the Tenant Improvements have been completed in accordance with the Final Plans (as defined in Exhibit C) as evidenced by a written certification from Landlord's architect, subject only to the Punch List Items (as defined in Exhibit C), and (ii) to the extent legally required, a valid temporary or final certificate of occupancy, or the substantial legal equivalent of the foregoing, has been issued allowing Tenant to occupy the Premises; provided, however, in the event any such certificate or substantial legal equivalent cannot be issued as a result of Tenant's particular use of the Premises or any additional work to be performed by or on behalf of Tenant outside of the scope of the Tenant Improvements, then the delivery of such certificate or substantial legal equivalent shall not be required for Substantial Completion to occur (and satisfaction of item (i) above shall constitute Substantial Completion). In the event of any dispute as to whether Substantial Completion has occurred, the sign-off by the municipal building inspector shall be conclusive, except that delay in receipt thereof or in Substantial Completion caused by Tenant, including Tenant Delays (as defined in Exhibit C) or attributable to Tenant's

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uncompleted work being contained within the scope of the same building permit as the Tenant Improvements shall be charged to Tenant in the amount of the daily Base Rent and Operating Expenses multiplied by the number of days of such delay. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Tenant acknowledges that, subject to Landlord's completion of the Tenant Improvements, (a) it has inspected and accepts the Premises in an "As-Is, Where-Is" condition, (b) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (c) the Premises are in good and satisfactory condition, (d) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (e) except as expressly set forth in this Lease, there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Except as provided in Paragraph 10 and Exhibit C, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 2(b), Paragraph 10 and Exhibit C and any Punch-List Items.
(b)    Landlord hereby represents to Tenant that as of the Commencement Date and continuing through the applicable warranty period set forth below, (A) the existing plumbing, mechanical, electrical and HVAC systems serving the Building shall be in good working condition, and (B) roof, foundation piers and structural members of the exterior walls of the Building shall be in good condition and the roof shall be free of leaks (the items set forth in items (A) and (B) are collectively referred to as the "Representation Items"); provided, however, if Tenant does not deliver written notice to Landlord of any breach of such representation within one (1) year following the Commencement Date, then Tenant shall be deemed to have inspected and accepted the Representation Items in their present condition. If a breach of the foregoing representation exists, and Tenant timely delivers written notice to Landlord within one (1) year following the Commencement Date setting forth in reasonable detail a description of such breach, Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's sole cost and expense (provided, however, in no event shall Landlord be responsible for any required repairs or damage to the Representation Items caused by Tenant or Tenant's agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, all of which shall be the sole responsibility of Tenant). Notwithstanding the foregoing, in no event shall the representation provided in this Paragraph 2(b) apply to any items that are installed as an element of the Tenant Improvements (it being understood that any defects in the construction of the Tenant Improvements shall be governed by the terms of the Work Letter attached hereto as Exhibit C).
3.    Use; Compliance with Legal Requirements.
(a)    Subject to Tenant's compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Subject to Tenant's rights under Paragraphs 3(c) and 14 below, outside storage of Tenant's equipment or other property is prohibited without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)    Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Notwithstanding the foregoing or anything to the contrary herein (except to the extent any of the following alterations or improvements are triggered or required as a result of Tenant's specific use of the Premises or any alterations, improvements or other work performed by or on behalf of Tenant (other than the Tenant Improvements), in which case Tenant shall be responsible therefor at Tenant's sole cost and expense), Landlord shall be responsible, at Landlord's sole cost and expense (not to be included as an element of Operating Expenses), for making all alterations and improvements to the Premises that are required under Legal Requirements to remedy any violation of Legal Requirements existing prior to the Commencement Date which a governmental authority with jurisdiction, if it had

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knowledge of such condition prior to the Commencement Date and if such condition was not subject to a variance or a grandfathered code waiver exception, would have then required to be remedied pursuant to then-current applicable Legal Requirements, in their form existing as of the date of this Lease (and pursuant to the then-current interpretation of such Legal Requirements). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Landlord represents to Tenant that, to Landlord's actual knowledge (without duty of investigation), Tenant's use of the Premises for the Permitted Use will not cause any increase in the cost of any insurance held by Landlord with respect to the Premises or the Project.

(c)    Subject to Tenant's compliance with all applicable zoning ordinances and Legal Requirements, Landlord hereby consents to Tenant's storage of wooden pallets and pallet racking outside of the Premises in the parking areas immediately adjacent to the Building, provided that (i) Tenant shall, at Tenant's sole cost and expense, maintain any such pallet storage areas in a neat, clean and orderly condition at all times, (ii) Tenant shall not stack such wooden pallets or pallet racking higher than the height of the existing screen wall; (iii) any such pallet storage by Tenant shall not interfere with emergency access to and from the Building; (iv) to the extent required by applicable Legal Requirements (or reasonably required by Landlord), Tenant shall, at Tenant's sole cost and expense, install fencing and/or screening around such pallet storage areas, subject to the terms and conditions of Paragraph 12 below (including, without limitation, Tenant's obligation to comply with all Legal Requirements and Landlord's right to review and approve of detailed plans and specifications in advance; and (v) Tenant shall not store any other property or equipment outside of the Premises other than wooden pallets and pallet racking For purposes of all of Tenant's responsibilities, obligations and liabilities (but not rights) under this Lease (including, without limitation, Tenant's indemnification, repair, restoration and surrender obligations), any such pallet storage areas utilized by Tenant shall be deemed to be a part of the Premises.

4.    Base Rent.
(a)    Tenant shall pay Base Rent in the amounts set forth on the first page of this Lease. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date hereof (and shall be applied against Base Rent, Operating Expenses and rental tax first due under this Lease), and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, except as otherwise expressly provided herein, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days after Tenant's receipt of written notice thereof from Landlord, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.
(b)    Subject to the terms and conditions of this Paragraph 4(b), provided that Tenant is not then in default under this Lease after its receipt of notice and the expiration of the applicable cure period set forth herein,

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and has not been in default under this Lease, Tenant shall be credited with the payment of monthly Base Rent with respect to the Premises for the first (1st) through seventh (7th) full calendar months of the initial Lease Term only (collectively, the "Base Rent Credit"), in all cases as and when the same becomes due and payable. No such Base Rent Credit shall reduce or limit any other amounts which are otherwise payable by Tenant under this Lease (including, without limitation, Operating Expenses). Tenant understands and agrees that the foregoing Base Rent Credit is conditioned upon Tenant's not being in default under this Lease beyond any applicable notice and cure period set forth herein. Accordingly, upon the occurrence of any default under this Lease which continues beyond the applicable notice and cure period set forth herein, any Base Rent Credit remaining to be credited shall immediately become null and void.
5.    Intentionally Omitted.
6.    Operating Expense Payments.
(a)    During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.
(b)    The term "Operating Expenses" means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Project including, but not limited to costs of: utilities for the parking areas and other areas outside the Building; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of insurance deductibles for insurance maintained by Landlord, except to the extent Tenant is required to pay such insurance deductible directly to Landlord pursuant to the other provisions of this Lease (which insurance deductibles shall not exceed $100,000.00 per occurrence as measured in Current Dollars [as defined below]); property management fees payable to a property manager, including any affiliate of Landlord (which property management fees shall be commercially reasonable based on the property management fees paid by institutional owners of commercial properties similar to the Project in the market in which the Project is located for first class property management services, and in any event not greater three percent (3%) of the gross revenues derived from the Project); security services, if any such services are furnished by Landlord; trash collection, sweeping and removal; and additions or improvements made by Landlord to the Project or the Building that are (i) necessary to comply with Legal Requirements enacted after the Commencement Date (other than those expressly required herein to be made by Tenant), or (ii) intended to effect economies in the operation or maintenance of the Project, and/or reduce current or future Operating Expenses, provided that the cost of any such additions or improvements that are classified as capital expenses or expenditures under generally accepted accounting principles shall be amortized with interest at the Amortization Rate (as defined below) on a straight line basis over a period equal to the useful life thereof and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. The cost of any repairs or replacements included in Operating Expenses which are classified as capital expenses or expenditures under generally accepted accounting principles shall be amortized with interest at the Amortization Rate on a straight line basis over a period equal to the useful life thereof and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. The "Amortization Rate" shall mean interest at a rate equal to the sum of the "Prime Rate" as published from time to time in The Wall Street Journal (or if such publication is no longer publishing such information, then as published by a reputable nationally published financial newspaper selected by Landlord) plus four percent (4.0%) per annum. "Current Dollars" shall mean a dollar amount calculated by multiplying a dollar amount specified in this Lease by a fraction, the numerator of which is the CPI Index last published prior to

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the relevant date, and the denominator of which is the CPI Index last published prior to the Commencement Date. "CPI Index" shall mean the Consumer Price Index for All Urban Consumers, Phoenix-Mesa, AZ, all items (1982-84=100), published by the U.S. Department of Labor, Bureau of Labor Statistics, or if such index is no longer published, the U.S. Department of Labor's most comprehensive official index then in use that most nearly corresponds to the index named above.
(c)    Notwithstanding the foregoing, Operating Expenses shall not include any of the following: (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration, repairs and other work resulting from fire, windstorm or other casualty or cause insured against by Landlord or to the extent Landlord's insurance required under Paragraph 9(b) of this Lease would have provided insurance coverage (provided that the foregoing shall not limit Tenant's obligation to pay its share of Landlord's insurance deductible in accordance with Paragraph 15 below); (3) leasing commissions or the costs of renovating space for tenants; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant; (5) expenses for which Landlord is reimbursed (net of costs of collection), including, without limitation, reimbursements from insurance, from tenant (such as reimbursement for repairs) or pursuant to contractors' or others' warranties or condemnation, but excluding those expenses reimbursed by Tenant in the form of payments of Operating Expenses; (6) the cost of any capital improvements to the Project other than those expressly included in Operating Expenses pursuant to Paragraph 6(b) above (as distinguished from capital repairs and replacements which shall be included in Operating Expenses as set forth above); (7) marketing expenses for leasing space at the Project; (8) costs associated with the maintenance of the business of the entity which constitutes "Landlord" (as distinguished from the costs of operation of the Project); (9) costs of any services sold or provided exclusively to other tenants or occupants for which Landlord is entitled to be reimbursed by such other tenants or occupants as an additional charge or rental over and above the basic rent (and escalations thereof); (10) wages, salaries and other compensation paid to any executive employee of Landlord above the grade of senior property manager, except to the extent such wages, salaries, and other compensation are included in any management fees; (11) costs for the acquisition of sculpture, paintings or other art objects; (12) any costs, fees, dues or voluntary contributions for political or charitable organizations; (13) overhead and profit paid to subsidiaries or affiliates of Landlord for services, supplies or other materials to the extent the amounts incurred are in excess of those which would have been reasonably incurred if such services, supplies or materials were obtained from unrelated third parties; (14) interest or penalties due to the late payment of taxes, utility bills or other costs (unless resulting from Tenant's failure to timely perform any of its obligations under this Lease); (15) penalties, fines, judgments, attorney fees, and other costs or expenses incurred because Landlord or another tenant violated the terms of any lease; (16) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy any Hazardous Materials (as defined in Paragraph 30 below) that are not Tenant's responsibility pursuant to Paragraph 30 below; (17) Landlord's general corporate overhead and general and administrative expenses; (18) any costs expressly excluded from Operating Expenses elsewhere in the Lease; (19) the capital cost of the initial construction of the Building or the Project; or (20) costs incurred to remedy structural defects in the original construction of the Building or Project within one (1) year of the Commencement Date (as distinguished from costs of operation and maintenance of the Building or Project).
(d)    If, following Landlord's delivery of an Actual Statement (as defined below) to Tenant, Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments or if the Lease has expired, Landlord shall refund such excess to Tenant within thirty (30) days after Tenant's demand, which obligation shall survive the expiration or termination of this Lease. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.
(e)    Tenant's "Proportionate Share" of the Building and the Project shall be the percentages set forth in the Basic Lease Provisions above. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.
(f)    Following each full or partial calendar year during the Lease Term, Landlord shall deliver to Tenant a reasonably detailed reconciliation statement of actual Operating Expenses incurred by Landlord during such calendar year (an "Actual Statement"). Landlord shall use commercially reasonable efforts to deliver the Actual

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Statement to Tenant within one hundred twenty (120) days following the close of each calendar year, provided that Landlord's failure to do so within such 120-day period shall not waive or limit any of Landlord's rights under this Paragraph 6 or the other provisions of this Lease. Upon Tenant's written request within six (6) months following Tenant's receipt of an Actual Statement (but not more than one time with respect to each Actual Statement), Landlord shall, within ten (10) business days following Tenant's request, provide Tenant with copies of real estate tax statements, information on utilities, repairs, maintenance and insurance, and such other information as reasonably required to substantiate the Operating Expenses charged to Tenant. Provided Tenant is not then in default under this Lease beyond any applicable cure period, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to perform an audit of any portion of an Actual Statement in accordance with the following procedure:
(1)    Tenant shall, no later than one (1) year after the applicable Actual Statement is delivered to Tenant, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of rent and all payments of Tenant's Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this paragraph for a particular Actual Statement shall be deemed waived.
(2)    Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord's property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, Tenant's accounting employees, Tenant's professional consultants and prospective assignees or sublessees of Tenant (and only if such parties are legally bound to keep all such information confidential). The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.
(3)    Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord's and Tenant's reviews shall jointly designate a third (3rd) Qualified Person, at Tenant's sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord's records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord's records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than seven percent (7%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord's records by Tenant's Qualified Person and the reasonable out-of-pocket cost of the review of Landlord's records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made, which obligation shall survive the termination of this Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged or employed by Tenant (or Landlord) on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

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7.    Utilities.
(a)    Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord shall cause water, gas and electricity service to be separately metered to the Premises and charged directly to Tenant by the provider. Except as expressly provided in the remainder of this Paragraph 7(a), no interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. In the event that Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any negligent failure by Landlord to provide utility services to the Premises, and such failure was not caused directly or indirectly by the negligence or willful misconduct of Tenant, its employees, agents or visitors, guests, invitees or licensees (an "Abatement Event"), then Tenant shall give written notice of such Abatement Event to Landlord. If the Abatement Event continues for three (3) consecutive business days (the "Abatement Period") after Landlord's receipt of Tenant's written notice, then Base Rent shall be abated or reduced after expiration of the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided that, subject to the foregoing provisions of this subsection, Base Rent shall be abated completely if the portion of the Premises that Tenant is prevented from using as a result of the Abatement Event, and does not use, is so significant as to make it impractical for Tenant to conduct its business in the Premises and Tenant does not, in fact, for that reason, conduct its business in the Premises.
    (b)    Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(c)    Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, Tenant agrees to provide Landlord with Tenant's energy consumption data reasonably obtainable within thirty (30) days after Landlord's request for the same. Tenant agrees to take such further actions as are necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.
8.    Taxes.
(a)    Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership. Tenant shall also be responsible for paying to Landlord all levies and taxes applicable to the Premises which, pursuant to the terms of the applicable tax statute or law, are assessed or imposed exclusively on rents (and not income) received from real estate and to no other forms of receipts ("Pure Rent Taxes"). Such Pure Rent Taxes shall be payable in estimated monthly installments or upon demand and shall be in addition to Base Rent, Operating Expenses and all other amounts due hereunder. Taxes shall not include any: (i) income, excise, estate, inheritance, succession, gift, transfer, franchise, capital stock or other tax or assessment measured upon Landlord's general or net income, unless such net income are in substitution for any Taxes payable hereunder; (ii) Pure Rent Taxes (which shall be paid separately by Tenant as set forth above); or (iii) fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord failed to timely pay. If any tax or excise is levied or assessed directly against Tenant, then

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Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request therefor. Any special assessments included in Taxes that may be paid in installments (without late fees, penalties, interest or additional costs associated therewith) shall be deemed paid over the longest period allowable by law, and only the installments (or any pro rata share thereof) due in any calendar year shall be included in Operating Expenses.
(b)    Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any actual and reasonable costs incurred in such contest may be included as part of Taxes (but only to the extent of savings reasonably expected to be achieved by Landlord). After reasonable written request (the "Tax Contest Notice") delivered to Landlord by Tenant in good faith, Landlord shall at Landlord's option, at no cost to Landlord, either (i) diligently pursue reasonable claims for reductions in the Taxes attributable to the Project, or (ii) allow Tenant to pursue such claims in a commercially reasonable manner. All costs and expenses arising from any such contest requested by Tenant pursuant to a Tax Contest Notice (whether incurred by Landlord or Tenant) shall be paid for by Tenant. In the event that Taxes are increased as a result of any such contest (whether performed by Landlord or Tenant), then Tenant shall be solely responsible for such increase in Taxes. Notwithstanding the foregoing, Landlord shall have no obligation to contest any Taxes, or permit Tenant to contest any Taxes, if, in the reasonable judgment of Landlord, any such contest would materially and adversely affect the Project or Landlord's operation of the Project or would otherwise materially and adversely affect Landlord or its employees, affiliates, members, officers, agents, or directors. Tenant shall indemnify, defend, reimburse and hold Landlord harmless from and against any and all claims arising from such proceedings.
9.    Insurance.
(a)    Tenant Insurance Requirements.

(i)    Effective as of the earlier of: (x) the date Tenant enters or occupies the Premises; or (y) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time, but not more than once in any five (5) year period, and provided that any such increases or additional coverage requirements must be commercially reasonable based on the insurance requirements of other institutional owners of commercial properties similar to the Project in the market in which the Project is located):

(1)    Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence    $1,000,000
General Aggregate    $2,000,000
Products/Completed Operations Aggregate    $1,000,000
Personal and Advertising Injury Liability    $1,000,000
Fire Damage Legal Liability    $100,000

Any general aggregate limit shall apply on a per location basis. Tenant's commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes

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from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

(2)    Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

(3)    Workers' compensation insurance in accordance with the laws of the state in which the Premises are located with employer's liability insurance in an amount not less than $1,000,000.

(4)    Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer's liability policies with the following minimum limits:

Each Occurrence     $5,000,000
Annual Aggregate    $5,000,000

Umbrella/Excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.

(5)    Property insurance "the equivalent of causes of loss – special form" including flood, earthquake, windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant's Trade Fixtures (as hereinafter defined), inventory and other personal property in the Premises, and on any Tenant-Made Alterations (as hereinafter defined) made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of Trade Fixtures, inventory and other personal property and for the restoration of Tenant's Tenant-Made Alterations to the Premises. Landlord shall be named as an additional insured on Tenant's property insurance only with respect to Tenant-Made Alterations that Tenant is required to insure and which Tenant is not entitled to remove upon the expiration or earlier termination of this Lease (wherein ownership then reverts to the Landlord); provided, however, (i) the foregoing shall not apply to Tenant’s Trade Fixtures and inventory, and (ii) such insurance proceeds with respect to Tenant-Made Alterations shall be available to Tenant following any damage or destruction to the Premises for the restoration of such Tenant-Made Alterations, provided that if Tenant fails to complete such restoration as required herein any such insurance proceeds not yet applied toward payment of the cost of such restoration shall be payable to Landlord.

(6)    Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(7)    Tenant may carry any of its insurance under "umbrella policies" and/or "blanket policies" covering the Premises and other locations it or any Tenant Affiliate (as hereinafter defined) owns or leases, provided that: (i) the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, (ii) such blanket or umbrella policies provide dedicated coverage with respect to the Premises on a "per location" basis in satisfaction of all of the requirements set forth herein, and (iii) in all other respects, any such policy or policies shall comply with the applicable provisions of this Paragraph 9. Tenant shall be permitted to maintain any deductible in accordance with Tenant's blanket policy requirements as a part of any insurance policy carried by Tenant in compliance with this Paragraph 9, provided that any such deductibles shall be the sole responsibility of Tenant.
(ii)    All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at

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least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives shall be noncontributory. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord's mortgagees, and Landlord's representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 9(a)(i)(5) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage (ten (10) days in the event of non-payment of premium).

(iii)    In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease either prior to the Commencement Date or thereafter during the Lease Term, within ten (10) days following Landlord's written request therefor following the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage following notice to Tenant in the amount stated with all costs thereof to be chargeable to Tenant and payable within thirty (30) days after Tenant's receipt of a written invoice thereof.

(iv)    The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(v)    Intentionally omitted.

(vi)    Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker's compensation and employer's liability coverages in substantially the same forms and in the same amounts as are required of Tenant under this Lease. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord's mortgagees and Landlord's representatives as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least "A-: X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy will contain provisions giving Landlord and each of the other additional insureds with at least thirty (30) days' prior written notice of any cancelation, non-renewal or material change in coverage (ten (10) days in the event of non-payment of premium). The above requirements shall apply equally to any subcontractor engaged by contractor.

(b)    Landlord's Insurance. Landlord shall obtain and maintain the following: (1) property insurance "the equivalent of causes of loss – special form" covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses; provided, however, Landlord shall not be obligated to insure any Trade Fixtures, goods, or supplies which Tenant may keep or maintain in the Premises or any Tenant-Made Alterations which Tenant may make upon the Premises; (2) commercial general liability insurance, having a combined single limit of liability of no less than Five Million Dollars ($5,000,000.00) for bodily injury, death and property damage and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant; and (3) rent loss insurance covering Landlord's loss of rent for the Premises for a period of at least twelve (12) months following the occurrence of a casualty. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord. In addition, Landlord may, but is not obligated to, maintain such other commercially reasonable insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance and earthquake insurance. The premiums for all such insurance shall be included as part of the Operating Expenses

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charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be equitably determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant's use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

(c)    Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Premises to the extent that Landlord's property insurance policies then in force or required by this Lease, whichever is broader, insure against such damage or destruction. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant's property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction. Landlord will not be responsible for or liable to Tenant for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the negligence or willful misconduct of Landlord (but in all cases subject to the waiver of subrogation set forth in this paragraph). Landlord will not be liable under any circumstances to Tenant for any incidental or consequential damages. Landlord and Tenant shall cause each property insurance policy carried by either of them insuring the Premises, the contents thereof, or the Project, to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto (and all of such other party's affiliates) in connection with any loss or damage which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided above.

10.    Landlord's Repairs. This Lease is intended to be a net lease, except as otherwise expressly provided in this Lease. Landlord shall maintain, repair and replace, as part of Operating Expenses, only the fire sprinklers and fire protection systems, roof, foundation piers and structural members of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other areas on the Project outside of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. Landlord's maintenance, repair and replacement activities with respect to the Project shall be at a level substantially similar to the level of maintenance, repair and replacement standards that are typical in other similar class buildings owned by institutional landlords that are primarily used as warehouse and distribution centers and are located in the market in which the Project is located. Subject to Tenant's rights under Paragraph 25(b) below, Tenant hereby waives the benefit of any statute providing a right to make repairs and deduct the cost thereof from the rent.
11.    Tenant's Repairs.
(a)    Subject to Landlord's obligations in Paragraph 10 and Landlord's express representations and warranties set forth herein, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all systems serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of connection to the Building, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within ten (10) business days of the Commencement Date, Tenant, at Tenant's expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises. The scope of services and contractors under such maintenance contracts maintained by Tenant shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. In the event that Tenant fails to maintain the maintenance

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service contracts required hereunder, Landlord shall have the right (but not the obligation), after ten (10) business days prior notice to Tenant, to enter into such maintenance service contracts and Tenant shall reimburse Landlord for all actual and commercially reasonable costs (as compared to prevailing market rates paid by institutional landlords in the market in which the Project is located) incurred in connection therewith within thirty (30) days following demand.
(b)    In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole reasonable cost and expense.
(c)    Prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible within a reasonable time period, Landlord may, following notice to Tenant, perform such work and be reimbursed by Tenant within thirty (30) days after Tenant's receipt of Landlord's demand together with supporting documentation for all reasonable costs and expenses incurred by Landlord in connection therewith. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.
12.    Tenant-Made Alterations and Trade Fixtures.
(a)    Any alterations, additions, or improvements made by or on behalf of Tenant (excluding the initial Tenant Improvements) to the Premises or the Building ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (except to the extent any such Tenant-Made Alterations could impact the structural elements of the Building, in which event Landlord's consent shall be in its sole and absolute discretion). Notwithstanding the foregoing, Tenant may make strictly cosmetic alterations ("Cosmetic Alterations") to the Premises, not including any changes affecting the Building's roof, structure, systems, equipment, or exterior appearance, without Landlord's consent (but subject to all other terms of this Lease), provided that (i) the aggregate cost of any such Cosmetic Alterations does not exceed Fifty Thousand Dollars ($50,000.00) in any twelve (12) month period, and (ii) such Cosmetic Alterations do not require the issuance of a building permit. Tenant shall give Landlord at least ten (10) business days prior written notice of such Cosmetic Alterations ("Cosmetic Alterations Notice"), which Cosmetic Alterations Notice shall be accompanied by reasonably adequate evidence that such Cosmetic Alterations meet the criteria contained in this Paragraph 12. All Cosmetic Alterations shall be deemed to constitute Tenant-Made Alterations for all purposes under this Lease (except that Landlord's consent shall not be required so long as the foregoing provisions have been satisfied). Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.
(b)    All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed and shall be granted or denied (which denial shall be supported by a reasonably detailed written explanation from Landlord) in writing to Tenant. Landlord may monitor construction of any Tenant-Made Alterations. Tenant shall reimburse Landlord for its actual and reasonable out-of-pocket costs incurred in reviewing plans and specifications and monitoring construction, provided that such review and monitoring costs shall not, in the aggregate, exceed five percent (5%) of the total cost of such Tenant-Made Alterations; provided, further, that Tenant's reimbursement obligation shall not apply with respect to any Cosmetic Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have

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no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.
(c)    Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.
(d)    Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord's requires removal of any such items at Tenant's expense of any such items. Notwithstanding the foregoing, Tenant shall have the right, at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant-Made Alteration (or, with respect to Cosmetic Alterations, at the time it delivers a Cosmetic Alterations Notice), to make a written request that Landlord notify Tenant whether Tenant shall be obligated, or have the right, to remove the applicable Tenant-Made Alteration at the end of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant-Made Alterations that Landlord notified Tenant in writing at the time Landlord provides its consent that it must remove at the end of the Lease Term, and (ii) those Tenant-Made Alterations that Tenant did not timely seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord ultimately requires Tenant to remove. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal and restore the Premises to their condition existing upon the Commencement Date, normal wear and tear, damage by casualty or condemnation and damage which Landlord is obligated to repair excepted.
(e)    Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (such items, together with Tenant’s furniture, fixtures, equipment, including without limitation, racking and material handling equipment, and Tenant’s other personal property, are collectively called "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.
(f)    Landlord acknowledges that Tenant is contemplating the installation of a trash compactor and conveyor system at the Premises ("Trash Compactor System") which may involve, among other things, creating an opening in an exterior structural wall of the Building. Subject to all terms and conditions of this Paragraph 12 (including, without limitation, Landlord's right to review and approve of detailed plans and specifications in advance), Landlord agrees that it will not unreasonably withhold, condition or delay its consent to Tenant's request to install a Trash Compactor System at the Premises. Any such Trash Compactor System shall at Tenant's sole cost and expense and such work shall constitute Tenant-Made Alterations for all purposes under this Lease. Without limiting the generality of the foregoing, (i) Tenant shall be responsible, at its sole cost, for obtaining all necessary permits and approvals in connection with any such Trash Compactor System, and (ii) Landlord may require that Tenant remove any or all of the Trash Compactor System (and/or any components thereof) upon the expiration of earlier termination of this Lease, repair any damage caused by such removal, and restore the Premises and the Building to their condition prior to installation of the same, all at Tenant's sole cost and expense. In addition, notwithstanding the foregoing or anything to the contrary herein, in no event may Tenant perform any work or installation that will, in Landlord's reasonable opinion, overload or compromise the structural integrity of the Building or cause significant damage thereto (and Tenant shall be solely responsible for ensuring the same, which responsibility of Tenant shall not be relieved or limited in any way by any approval by Landlord of any particular plans or specifications or other matters in connection with the Trash Compactor System or the installation or operation thereof, or by any supervision or monitoring by Landlord in connection with the same). Promptly following the installation of any such Trash Compactor System, Tenant shall deliver to

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Landlord (i) final unconditional lien releases from all contractors and subcontractors who have performed work in or about the Premises, (ii) a copy of all permits, warranties and guaranties relating to the Trash Compactor System, and (iii) two (2) sets of copies of as-built drawings (if applicable).
13.    Signs. Subject to all Legal Requirements (and only to the extent permitted thereby), Tenant shall have the right, at Tenant's sole cost and expense, to install signage on the exterior walls of the Building (collectively, "Tenant's Building Signage"). Notwithstanding the foregoing, the exact location, size, appearance and substance of each element of Tenant's Building Signage shall be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) and shall conform in all respects to Landlord's requirements. Any other signage or other decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations that are visible from the exterior of the Building (e.g., through the windows of the Premises) shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not make any changes to the exterior of the Building, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Building, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of clarity, Tenant shall not be required to obtain Landlord's approval of any signage, banners, flags, decorations or the like which are located on the interior of the Premises so long as such items are not visible from the exterior of the Building (e.g., through the windows of the Premises). Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises following the expiration or earlier termination of this Lease, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.
14.    Parking. Tenant shall be entitled to park its operable vehicles and trailers within the parking areas serving the Project twenty four (24) hours, seven (7) days per week, subject to Tenant's obligation to comply with all Legal Requirements, the terms of this Lease and the rules and regulations attached to this Lease. Tenant expressly acknowledges and agrees that no washing or servicing of vehicles or trucks is permitted within the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project's parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.
15.    Restoration.
(a)    If at any time during the Lease Term the Project is damaged by a fire or other casualty, Landlord shall restore the Premises and the Project in accordance with, and subject to, the terms and conditions set forth in this Paragraph 15. Following the occurrence of any such casualty, Landlord shall notify Tenant within sixty (60) days as to the amount of time Landlord reasonably estimates in good faith (based upon consultation with a licensed, reputable architect and general contractor) it will take to restore the Premises and the Project (the "Estimated Restoration Period"). If the Premises or the Project are substantially damaged as a result of such casualty such that Tenant is unable to reasonably operate in the Premises for the Permitted Use and Landlord's Estimated Restoration Period exceeds twelve (12) months from the date Landlord is notified of the casualty, then either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord delivers notice to Tenant of the Estimated Restoration Period. If neither party elects to terminate this Lease or if Landlord estimates in good faith (based upon consultation with a licensed, reputable architect and general contractor) that restoration will take twelve (12) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises (and any other portions of the Project affected by the casualty) excluding the Tenant-Made Alterations, the Tenant Improvements, and any other improvements installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant

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at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. If neither party elects to exercise the foregoing termination right and Landlord thereafter fails to substantially complete its restoration obligations within sixty (60) days following the expiration of the Estimated Restoration Period (as the same may be extended on account of Force Majeure delays not to exceed 120 days in the aggregate and/or delays caused by the acts of Tenant or its agents, employees, contractors, licensees or invitees), then Tenant shall have the right to thereafter terminate this Lease by giving written notice thereof to Landlord prior to Landlord's substantial completion of its restoration obligations; provided, however, if Landlord thereafter completes its restoration obligations within thirty (30) days after Tenant delivers such termination notice, then such termination notice shall be null and void and this Lease shall continue in full force and effect. Base Rent, Operating Expenses and other charges shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises or the Project are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than sixty (60) days to repair such damage; provided, however, that Tenant may negate any termination by Landlord by validly exercising an Option to extend the Lease Term for an additional Option Term pursuant to Paragraph 43 hereof, if available, within ten (10) days after receipt of the termination notice from Landlord. If Landlord has not elected to terminate this Lease pursuant to this Paragraph 15(a) or Paragraph 15(b) below, Tenant shall pay to Landlord, within ten (10) days following Landlord's demand therefor, the amount of the deductible under Landlord's insurance policy; provided, however, such deductible shall not exceed $100,000.00 per occurrence as measured in Current Dollars.
(b)    If the Project is destroyed or substantially damaged by any peril not covered by the insurance maintained or required to be maintained by Landlord pursuant to this Lease or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter) following Landlord's reasonable and good faith efforts to cause the proceeds to be applied towards restoration of the Project (to the extent permitted under the applicable loan agreements), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. In the event Landlord elects to terminate this Lease in accordance with the immediately preceding sentence, Tenant shall have the right within ten (10) business days following receipt of Landlord's termination notice, to deliver written notice to Landlord of Tenant's election to pay a sum equal to the amount of the insurance proceeds required to be applied to the indebtedness for the restoration of such damage without reimbursement from Landlord in which case this Lease shall continue in full force and effect and Landlord shall proceed to make such repairs as soon as reasonably possible after Tenant provides the funds required for such restoration. Subject to Tenant's termination rights set forth in Paragraph 15(a) above, if Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent, Operating Expenses and other charges due hereunder shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction, provided that Tenant shall have a reasonable amount of time thereafter to vacate the Premises (not to exceed sixty (60) days).
(c)    Notwithstanding the foregoing, if the Premises or the Project are wholly or partially damaged or destroyed as a result of the gross negligence or willful misconduct of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant's sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant's sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that (i) insurance proceeds are collected by Landlord to repair such damage (or would have been collected had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease), or (ii) the waiver of subrogation set forth in Paragraph 9(c) applies, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord's insurance policy (provided, however, such deductible shall not exceed $100,000.00 per occurrence as measured in Current Dollars), and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant (except to the extent such abatement is covered by rental abatement insurance maintained by Landlord).

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(d)    The provisions of this Paragraph 15 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. Except as otherwise expressly provided herein, no damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.
16.    Condemnation. If any part of the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) in Tenant's reasonable judgment, the Taking would prevent or materially interfere with Tenant's use of or access to the Premises or the parking areas of the Project or materially and adversely affect Tenant's rights under this Lease, or (b) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project following Landlord's reasonable and good faith efforts to cause the proceeds to be applied towards restoration of the Premises (to the extent permitted under the applicable loan agreements), then upon written notice by Landlord (in connection with item (b) above), or Tenant (in connection with items (a) above), this Lease shall terminate and Base Rent, Operating Expenses and other charges due hereunder shall be apportioned as of said date. If part of the Project shall be Taken, and this Lease is not terminated as provided above, the Base Rent, Operating Expenses and other charges payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Project as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award, including, without limitation any award for a Taking of Tenant's leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, loss of business and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant's sole and exclusive remedy in the event of any taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.
17.    Assignment and Subletting.
(a)    Without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the immediately preceding sentence, Tenant may assign the Lease or sublet the Premises, or any part thereof, without the prior consent of Landlord, (i) to any Tenant Affiliate (as defined below), or (ii) to any successor entity of Tenant by way of merger, consolidation, stock purchase or transfer, spin-off or a purchase of all or substantially all of Tenant's assets, or (iii) in connection with the raising of capital, the issuance of preferred or a new series of stock in Tenant, or an initial or subsequent public offering of Tenant's stock, or (iv) in conjunction with any offering, sale, listing, redemption, hypothecation, conversion, exchange, transfer or other similar disposition of all or any portion of the corporate stock of Tenant or any Tenant Affiliate (each, a "Permitted Transfer"); provided, however, that (A) Tenant shall provide Landlord with written notice no later than ten (10) business days after the occurrence of any Permitted Transfer and the assignee or sublessee in such Permitted Transfer (or any other entity which remains liable for the obligations of the "Tenant" under this Lease, including, but not limited, any guarantor hereof) shall have a net worth (calculated in accordance with generally accepted accounting principles consistently applied) sufficient to satisfy the obligations of the "Tenant" under this Lease (as reasonably determined by Landlord), and (B) any such Permitted Transfer shall not be a subterfuge to avoid any of Tenant's obligations or liabilities under this Lease. Wherever the term "Tenant Affiliate" is used herein, such term shall mean a corporation, partnership, person or other entity which is controlling, controlled by, or under common control with, Tenant (the term "control" meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies

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of a person or entity, whether through the ownership of voting securities or rights, by contract, or otherwise). Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than a Permitted Transfer. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the entire Premises (other than in connection with a Permitted Transfer), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease; provided, however, Tenant may, by notice to Landlord within ten (10) days after its receipt of Landlord's termination notice, revoke its request for Landlord's consent and nullify Landlord's termination of this Lease. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease after its receipt of notice and the expiration of the applicable cure period; (ii) the assignee is unwilling to assume in writing all of Tenant's obligations hereunder which arise from and after the date of the Transfer, or the subtenant is unwilling to agree that the sublease is subject and subordinate to the terms and conditions of the Lease; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (iv) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials, (v) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project; or (vi) whether or not the Options granted in Paragraph 43 hereof will be assigned to the proposed assignee as part of the Transfer.
(b)    Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty (50%) percent of such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant, less the amount of Tenant's Transfer Expenses (as hereinafter defined). If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis. The term "Transfer Expenses" as used herein shall mean (i) the reasonable out-of-pocket costs and expenses actually incurred and documented by Tenant in making such sublease or assignment, as the case may be, such as brokers' fees, attorneys' fees and advertising fees, (ii) any fees paid to Landlord pursuant to the terms of this Lease, and (iii) the cost of improvements or alterations actually funded by Tenant expressly for the purpose of preparing the Premises for such subtenant or assignee.
(c)    If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder after its receipt of notice and the expiration of the applicable cure period, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.
18.    Indemnification.

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(a)    Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) (collectively, "Claims"), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease, except (i) to the extent of any loss caused by the negligence or willful misconduct of Landlord, or (ii) to the extent waived by Landlord pursuant to the provisions of Paragraph 9(c) above. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18(a).
(b)    Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and its agents, employees, contractors, subtenants and assignees, from and against any and all Claims arising from the negligence or willful misconduct of Landlord or its agents; provided, however, notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall not have any obligation to indemnify Tenant or its agents, employees, contractors, subtenants or assignees for: (i) any Claims to the extent caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors, subtenants or assignees (or any of their respective officers, directors, shareholders, members, agents, employees or contractors); or (ii) any Claims to the extent waived by Tenant pursuant to the provisions set forth in Paragraph 9(c). This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Paragraph 18(b). Notwithstanding anything to the contrary in this Lease, in no event shall Landlord be liable for any injury or interruption to Tenant's business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant.
19.    Inspection and Access. Landlord and its agents, representatives, and contractors may, upon at least twenty (24) hours prior written notice to Tenant (except in the case of an emergency when no prior notice is required, but Landlord shall use diligent efforts to notify Tenant of such access as soon as possible after such emergency) enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord shall use commercially reasonable efforts to minimize interference with the normal operation of Tenant's business in the Premises. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on at the Project stating the Project is available for sale or, during the last year of the Lease Term, that the Premises is available for lease. Landlord may grant easements, make public dedications and create restrictions on or about the Project, provided that no such easement, dedication, or restriction adversely affects Tenant's rights, materially increases Tenant's obligations, or materially interferes with Tenant's use or occupancy of the Premises, the parking areas or means of ingress and egress to the Project (unless required by applicable Legal Requirements). At Landlord's request, Tenant shall execute such commercially reasonable instruments as may be necessary for such easements, dedications or restrictions.
20.    Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises (subject to Paragraph 27 below) and all matters of record (subject to Paragraph 19 hereof), at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.
21.    Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 and Landlord's repair obligations excepted. Tenant and Landlord shall meet for a joint inspection of the Premises approximately thirty (30) days prior to Tenant's anticipated date of vacating the Premises

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(with Tenant to notify Landlord at least sixty (60) days in advance of such anticipated date of vacating). Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord in accordance with applicable Arizona law, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation in this Paragraph 21 prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all reasonable costs associated therewith, within thirty (30) days after Landlord's delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.
22.    Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord's sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to 150% of the Base Rent in effect on the expiration or termination date, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.
23.    Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:
(a)    Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) business days from the date Tenant receives written notice that such payment is unpaid and past due.
(b)    Tenant or any guarantor or surety of Tenant's obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(c)    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced to limits below those required pursuant to Paragraph 9(a) hereof, except, in each case, as permitted in this Lease.
(d)    Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.
(e)    Tenant shall fail to discharge or bond over any mechanic's lien or materialman's lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant's receipt of notice that such lien or encumbrance has been filed against the Premises.
(f)    Tenant shall fail to execute and deliver any instrument of subordination or attornment or any estoppel certificate within the applicable time period set forth in Paragraphs 27 and 29 respectively following

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Landlord's written request for the same unless contested in good faith, and such failure continues for more than ten (10) business days following written notice from Landlord that the applicable deadline for execution and delivery has expired.
(g)    Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) business days or more after notice from Landlord to Tenant; provided, however, that if the nature of Tenant's obligation under this subsection (g) is such that more than five (5) business days are reasonably required for performance or cure, then no Event of Default shall occur if Tenant promptly responds to Landlord's notice and commences performance or cure within such five (5) business day period and thereafter diligently prosecutes the same to completion.
(h)    Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided, however, that if the nature of Tenant's obligation under this subsection (h) is such that more than thirty (30) days are reasonably required for performance or cure, then no Event of Default shall occur if Tenant commences performance or cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under applicable Arizona law.
24.    Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:
(a)    Termination of Lease. Upon the occurrence of any Event of Default, Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under applicable Arizona law. If Landlord terminates this Lease and Tenant's right to possession of the Premises, Landlord may recover from Tenant.
(1)    The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus
(2)    The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(3)    The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(4)    Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing (to the extent provided herein below), removal and storage or disposal of Tenant's personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does

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not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of the Premises and reletting (or attempting to relet) the Premises, and restoring the Premises to the condition Tenant is required to surrender possession thereof pursuant to Paragraph 21 hereof.
All computations of the "worth at the time of the award" of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The "worth at the time of the award" recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus one percent (1%). Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.
If required by Legal Requirements, Landlord shall use commercially reasonable efforts to mitigate its damages following a termination of this Lease resulting from an Event of Default by Tenant.
(b)    Lease to Remain in Effect. Notwithstanding Landlord's right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due. Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including reasonable attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. Neither re-entry or taking possession of the Premises by Landlord nor service of any notice permitted or required under applicable Arizona law shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.
(c)    All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.
(d)    No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.
(e)    Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord's right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.
(f)    Consequential Damages. Notwithstanding the foregoing or anything to the contrary in this Lease, in no event shall Tenant be liable to Landlord for any indirect or consequential losses or damages suffered by Landlord, including, without limitation, any injury or interruption to Landlord's business or any loss of income therefrom, except that this sentence shall not (i) limit the indemnification obligations of Tenant under this Lease with respect to third party damages, or (ii) apply to consequential damages incurred by Landlord as a result of Tenant's breach of Paragraph 30 or Tenant holding over in the Premises following the expiration or earlier termination of this Lease. In addition, notwithstanding the foregoing, Landlord and Tenant agree and acknowledge that the damages recoverable by Landlord under Section 24(a) following an Event of Default by Tenant under this Lease shall not be deemed consequential damages and remain recoverable by Landlord notwithstanding the immediately preceding sentence.

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25.    Tenant's Remedies/Limitation of Liability.
(a)    Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Subject to Tenant's rights under Paragraph 25(b) below, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing provided that the transferee assumes such obligations, in writing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord's equity interest in the Project, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.
(b)    Notwithstanding anything in the contrary in this Lease, in the event that Landlord fails to make (or commence and diligently pursue completion of) any repairs to the Premises or the Project which Landlord is required to make pursuant to the terms of this Lease (which failure to repair materially and adversely affects Tenant's use of the Premises or the Project) within thirty (30) days after written notice from Tenant, then Tenant may give Landlord an additional five (5) business days written notice (such additional notice, a "Self-Help Notice") specifying that Tenant is going to perform the required repairs, which notice must describe in detail the repairs required of Landlord pursuant to this Lease, and state in the subject line on the first page of the notice, in boldface, ALL CAPS that "LANDLORD'S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT SHALL EXERCISE IT'S "SELF-HELP" REMEDY PURSUANT TO PARAGRAPH 25(B) OF THE LEASE". Notwithstanding the foregoing, in the event the nature of Landlord's failure to repair results in an emergency involving the likelihood of imminent harm to persons or material damage to Tenant's property, then Tenant may initially deliver a Self-Help Notice to Landlord and if Landlord fails to make or commence such repairs within one (1) business day following receipt of the Self-Help Notice, then Tenant may pursue its rights under this Paragraph 25(b) (i.e., Tenant shall not be required to deliver a second written notice to Landlord). Any such Self-Help Notice in the case of an emergency shall conform to the requirements set forth above, except that "five (5) business days" shall be replaced with "one (1) business day." If Landlord has not commenced to repair such problem (or reasonably objected to the required repairs described in Tenant's Self-Help Notice) within such five (5) business day period (or one (1) business day period in the case of an emergency) after receipt of the Self-Help Notice from Tenant (which Self-Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required repairs without further delay or notice to Landlord and, provided that Landlord has not reasonably disputed or objected to the required repairs described in Tenant's notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses) within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. If Landlord neither (i) reimburses Tenant within such thirty (30) day period (provided that Tenant has provided all documentation reasonably requested by Landlord) or (ii) delivers a written objection to Tenant with respect to the charges incurred by Tenant (or Landlord's responsibility for the same), then Tenant shall be entitled to deduct from Base Rent the actual and reasonable costs incurred by Tenant in connection with the repair work performed by Tenant pursuant to this Paragraph 25(b), except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses. If Landlord objects, in good faith, to any amounts incurred by Tenant (or Landlord's responsibility for the same), then, as Tenant's sole and exclusive remedy, Tenant may seek a Final Determination (as defined below) that Tenant is entitled to such claimed amounts. If Tenant obtains a Final Determination in its favor with respect to such disputed amounts, then Tenant shall be permitted

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to deduct the amount of the award granted to Tenant in connection with such Final Determination against Base Rent and other amounts next coming due under the Lease. As used herein, the term "Final Determination" shall mean a non-appealable final judgment from a court of competent jurisdiction or arbitrator, awarding damages to Tenant. In the event Tenant performs any such repairs, and such work may affect the structure, systems or exterior appearance of the Building, then Tenant shall use only those contractors used by Landlord in the Project for such work (provided that Landlord will provide Tenant with the identities of such contractors promptly upon demand). All work performed by Tenant pursuant to this Paragraph 25(b) shall be subject to all of the terms and conditions of this Lease (including, without limitation, Paragraphs 11 and 12 hereof), except that Landlord's consent shall not be required (to the extent the other provisions of this paragraph have been complied with by Tenant). Except as expressly provided above in this Paragraph 25(b), in no event shall Tenant be entitled to offset any amounts owed by Landlord to Tenant for work performed by Tenant pursuant to the provisions of this Paragraph 25(b), or any other amounts owed by Landlord to Tenant, against Tenant's rental obligations to Landlord.
26.    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
27.    Subordination.
(a)    Subject to the remainder of this Paragraph 27(a), this Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver, or respond with reasonable, good faith comments to, such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) business days of such request. Notwithstanding the foregoing, the subordination of this Lease to the lien of any mortgage first placed upon the Premises or the Project following the date of this Lease shall be subject to Tenant's receipt of a commercially reasonable subordination, non-disturbance and attornment agreement ("SNDA") from the holder of such mortgage. In addition, Landlord represents and warrants to Tenant that, as of the date of this Lease, the only mortgage encumbering the Premises or the Project is held by LIT Industrial Limited Partnership, a Delaware limited partnership ("Existing Lender"). This Lease and Tenant's rights hereunder shall be subordinate to the lien of the mortgage held by Existing Lender, provided that Landlord shall obtain an SNDA in favor of Tenant from Existing Lender substantially in the form attached hereto as Exhibit F concurrently with the mutual execution and delivery of this Lease.
(b)    Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.
(c)    Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder.

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28.    Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to applicable law in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed or contracted for by Tenant on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease arising out of Tenant's acts or omissions. Tenant shall give Landlord written notice of the placing of any lien or encumbrance against the Premises in connection with work performed by Tenant or its agents, employees or contractors promptly after Tenant's receipt of notice thereof and shall cause any such lien or encumbrance arising out Tenant's acts or omissions to be discharged (or bonded over in a manner satisfactory to Landlord) within thirty (30) days of Tenant's receipt of notice of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause any such lien or encumbrance to be discharged or bonded within thirty (30) days following Tenant's receipt of notice of the filing or recording thereof, then Landlord may, following notice to Tenant, take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within thirty (30) days following Tenant's receipt of Landlord's written demand therefor together with supporting documentation.
29.    Estoppel Certificates. Tenant and Landlord agree, from time to time, within ten (10) business days after receipt of written request from the other party, to execute and deliver to the other, or the other's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, that the requesting party is not, to the other party's actual knowledge, in default hereunder (or specifying in detail the nature of the requesting party's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested. Tenant's obligation to furnish each estoppel certificate as required hereunder is a material inducement for Landlord's execution of this Lease.
30.    Environmental Requirements.
(a)    Except for Hazardous Material contained in products used by Tenant in de minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, forklifts, equipment and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any Hazardous Materials (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord's Pre-Leasing Environmental Exposure Questionnaire ("Environmental Questionnaire") attached hereto as Exhibit D incorporated herein by reference. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. Tenant shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord's prior written consent, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord in its reasonable discretion.

(b)    The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive

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Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).

(c)    Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises or the Project, in a manner and to a level satisfactory to Landlord in its commercially reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion following notice to Tenant, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's reasonable cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord, which approval shall be in Landlord's reasonable discretion.

(d)    Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, reasonable attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

(e)    Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless it is established that Tenant has breached its obligations pursuant to this Paragraph 30 (in which Tenant shall reimburse Landlord for the costs and expenses incurred by Landlord in connection such inspections and tests). The foregoing shall not limit the inclusion of the cost and expenses of Landlord's regularly scheduled environmental audits as an element of Operating Expenses. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

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(f)    Intentionally omitted.

(g)    Notwithstanding anything to the contrary herein, Tenant shall not be obligated to indemnify Landlord under this Paragraph 30, nor shall Tenant otherwise be liable or responsible under this Paragraph 30, for any Hazardous Materials which are present in, on, under, from or about the Premises or the Project as of the date of this Lease, or which are brought onto the Project by Landlord or any agent, contractor, employee or licensee of Landlord (collectively, "Landlord's Hazardous Materials"), unless and to the extent any such Landlord's Hazardous Materials are generated, used or transported by Tenant (or its agents, employees, contractors, subtenants, affiliates, consultants, customers, assignees, licensees or invitees), or knowingly or negligently exacerbated, released or disturbed by Tenant (or its agents, employees, contractors, subtenants, affiliates, consultants, customers, assignees, licensees or invitees). In the event that Landlord or Tenant is ordered by a governmental authority with jurisdiction to remediate any Landlord's Hazardous Materials, and such Landlord's Hazardous Materials were not generated, used or transported by Tenant (or its agents, employees, contractors, subtenants, affiliates, consultants, customers, assignees, licensees or invitees), or knowingly or negligently exacerbated, released or disturbed by Tenant (or its agents, employees, contractors, subtenants, affiliates, consultants, customers, assignees, licensees or invitees), then, as Tenant's sole and exclusive remedy in connection therewith, Landlord shall perform such required remediation at Landlord's sole cost and expense.

(h)    Landlord represents to Tenant that, to the actual knowledge of Landlord, as of the date hereof, Landlord has not received written notice from a governmental authority with jurisdiction indicating that the Project contains Hazardous Materials in violation of applicable Environmental Requirements and that remediation is required (which violation has not been cured).

(i)    Any period of time that Tenant is prevented from using all or any material part of the Premises due to (i) the presence of Hazardous Materials in violation of Environmental Requirements that Landlord is responsible for remediating pursuant to the provisions of this Paragraph 30, or (ii) Landlord's testing, surveying or remediation activities at the Project, shall be deemed a "Hazardous Materials Abatement Event". If a Hazardous Materials Abatement Event occurs, then Tenant shall give written notice of such Hazardous Materials Abatement Event to Landlord, and if the Hazardous Materials Abatement Event continues for three (3) consecutive business days after Landlord's receipt of Tenant's written notice thereof, then, as Tenant's sole and exclusive remedy (except as otherwise expressly provided to the contrary in this Lease), Base Rent and Operating Expenses shall be abated or reduced after expiration of the three (3) consecutive business day period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, that, subject to the foregoing provisions of this subsection, Base Rent and Operating Expenses shall be abated for the entire Premises during such period if the portion of the Premises that Tenant is prevented from using as a result of the Hazardous Materials Abatement Event, and does not use, is so significant as to make it impractical for Tenant to conduct its business in all or any portion of the Premises and Tenant does not, in fact, for that reason, conduct its business in all or any portion of the Premises. In the event that the Hazardous Materials Abatement Event continues for more than twelve (12) months after Tenant's delivery of written notice of the Hazardous Materials Abatement Event, then Tenant shall have the right to terminate this Lease at any time thereafter but prior to the date the Hazardous Materials Abatement Event ceases to exist; provided, however, if Tenant exercises such termination right and the Hazardous Materials Abatement Event thereafter ceases within ten (10) business days following Tenant's delivery of the termination notice, then such termination notice shall be null and void and this Lease shall continue in full force and effect.

31.    Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with the rules and regulations attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.
32.    Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by

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theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
33.    Force Majeure. Except with respect to Tenant's monetary obligations (including, without limitation, Tenant's obligation to pay Base Rent and Operating Expenses), and Tenant's obligation to timely vacate and surrender the Premises upon the expiration or earlier termination of this Lease, neither Landlord nor Tenant shall be held responsible for delays in the performance of their respective obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as applicable ("Force Majeure").
34.    Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
35.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
36.    Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker set forth in the Basic Lease Provisions above (the "Broker"), and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Broker, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by Broker and any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction. Landlord shall be responsible for the payment a commission to Broker in connection with this Lease pursuant to a separate written agreement between Landlord and Broker.
37.    Miscellaneous.
(a)    Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.
(b)    If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
(c)    All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon receipt or rejection.
(d)    Except as otherwise expressly provided in this Lease or as otherwise required by law, neither Landlord nor Tenant shall unreasonably withhold, delay or condition any consent or approval required of such party under this Lease.

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(e)    Landlord acknowledges that that Tenant's parent company, Vitamin Shoppe, Inc., a Delaware corporation, is a publicly traded company and that such parent company's annual report includes combined financial information of Tenant. So long as Tenant is a wholly owned subsidiary of Vitamin Shoppe, Inc. and provided that Vitamin Shoppe, Inc. continues to be a publicly traded company with current financial statements that are readily available to the public and Vitamin Shoppe, Inc. remains the Guarantor under this Lease, then the public filings of Vitamin Shoppe, Inc. shall be deemed to satisfy the requirements of this Paragraph 37(e). However, in the event that Tenant is no longer a wholly owned subsidiary of Vitamin Shoppe, Inc. or the financial statements of Vitamin Shoppe, Inc. are no longer readily available to the public, then Tenant shall provide to Landlord, upon written request of Landlord made not more frequently than once annually (except in connection with any actual or potential sale, financing, ground lease or similar transaction) together with Landlord's delivery to Tenant of an executed confidentiality agreement in a commercially reasonable form, true and correct copies of Tenant's financial statements prepared by Tenant or Tenant's accountants, consisting of Tenant's most recent annual and quarterly balance sheet, income statement and statement of cash flows, all certified as being true and correct by an authorized officer of Tenant. If in the regular course of Tenant's business, Tenant has its financial statements audited by a certified public accountant (at Tenant's sole cost and expense), then Tenant shall provide copies of such audited statements to Landlord. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) on a confidential basis, to Landlord's lenders or potential lenders, (2) on a confidential basis, to potential purchasers of all or a portion of the Project, or (3) on a confidential basis, to attorneys, accountants, consultants or other advisors, or (4) if disclosure is required by any judicial or administrative order or ruling. If Landlord intends to disclose Tenant's financial statements to any of the parties provided for in clauses (1), (2) or (3) above, then prior to disclosing such financial statements, Landlord shall mark such financial statements "confidential" and inform such parties of the confidential nature of such information, and, in the case of potential purchasers of the Project, Landlord shall cause such potential purchaser to execute and deliver to Tenant a commercially reasonable confidentiality agreement.
(f)    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, at Landlord's sole cost, and upon request by Landlord, Tenant will execute a memorandum of lease.
(g)    Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
(h)    The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.
(i)    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(j)    Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the a rate equal to twelve percent (12%) percent per annum or, if lower, the then-maximum lawful rate of default interest with respect to commercial transactions. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

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(k)    Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.
(l)    Time is of the essence as to the performance of each party's obligations under this Lease.
(m)    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.
(n)    In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding commenced by Tenant, or other proceeding brought against Tenant under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts' fees and expenses, court costs and consulting fees.
(o)    There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(p)    To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(a)    Intentionally omitted.
(b)    Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(c)    Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(d)    Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant's failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as a penalty.

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38.    Waiver of Landlord's Lien. All of Tenant's Trade Fixtures and inventory shall be and remain the personal property of Tenant and shall be removable by Tenant any time prior to the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, Landlord expressly waives any statutory or common law landlord's liens (as same may be enacted or may exist from time to time) and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) against Tenant's Trade Fixtures and inventory.
39.    Limitation of Liability of Landlord's Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.
40.    OFAC. Tenant represents and warrants to Landlord that, to the best of Tenant's actual knowledge, Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
41.    Intentionally Omitted.
42.    Easements; CC&R's. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant, access to or visibility of the Premises or parking at the Premises, and do not otherwise adversely affect Tenant's rights and benefits or obligations under this Lease. Tenant shall sign, or provide commercially reasonable, good faith comments to, any of the aforementioned documents within ten (10) business days following Landlord's request therefor. Landlord represents and warrants to Tenant that, as of the date of this Lease, to the actual knowledge of Landlord (without duty of investigation or inquiry), Landlord has not entered into any unrecorded agreements, restrictions or prohibitions affecting the Premises or this Lease that would materially and adversely affect Tenant's rights, or materially increase Tenant's obligations, under this Lease. Notwithstanding the foregoing, Landlord is making no representations or warranties with respect to Tenant's right or ability to obtain permits or approvals necessary for Tenant's use, operations or improvements at the Premises.
43.    Options to Extend. Landlord hereby grants to Tenant three (3) consecutive options to extend the Lease Term (each, an "Option"), each for a period of five (5) years (each 5-year period, an "Option Term") commencing upon the expiration of the initial Lease Term, upon each of the following conditions and terms:
(a)    Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least one hundred eighty (180) days and not more than two hundred seventy (270) days prior to the then scheduled expiration date of the Lease Term, a written notice of Tenant's exercise of an Option (an "Option Notice"), time being of the essence. If an Option Notice is not timely so given and received, the Option, and any subsequent Option (if any), shall automatically expire.
(b)    Tenant shall have no right to exercise any Option, notwithstanding any provision hereof to the contrary, if Tenant has committed any Event of Default under this Lease which is continuing at the time Tenant desires to exercise the Option; provided, however, if Landlord has delivered written notice to Tenant of a default under this Lease by Tenant which has not yet been cured at the time that Tenant exercises an Option, then Tenant's exercise of such Option shall be conditioned upon Tenant's timely cure of the default as required herein (and in the event Tenant fails to timely and properly cure such default, then Tenant's exercise of the Option shall be null and void).

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(c)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option due to a continuing Event of Default.
(d)    At Landlord's sole election, all Option rights of Tenant under this Paragraph 43 shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of an Option, if, an Event of Default occurs subsequent to the date of the exercise of the Option and is not cured as of the commencement date of the Option Term (provided, however, in no event shall the foregoing be interpreted to limit any rights or remedies of Landlord in connection with any such Event of Default pursuant to Paragraph 24 above).
(e)    The Options granted to Tenant in this Lease are personal to the original Tenant named in this Lease (the "Original Tenant") or any assignee under a Permitted Transfer, and may be exercised only by the Original Tenant (or such assignee under a Permitted Transfer), and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the Original Tenant (or the Permitted Transfer assignee). The Options are not assignable separate and apart from this Lease, nor may the Options be separated from this Lease in any manner, either by reservation or otherwise. Notwithstanding the foregoing, an assignee of Tenant's interest in this Lease that is not the assignee under a Permitted Transfer but which has been approved by Landlord pursuant to the terms and conditions of Paragraph 17 of this Lease, may exercise the Options granted in this Paragraph 43, subject to the terms hereof.
(f)    All of the terms and conditions of this Lease except where specifically modified by this Paragraph 43 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any extended Lease Term.
(g)    The monthly Base Rent payable during any Option Term shall be equal to the greater of (x) the then current fair market value of the Premises for the Permitted Use; or (y) the monthly Base Rent payable during the immediately preceding term of this Lease. The then current fair market value for the Permitted Use of the Premises shall be determined as of the beginning of the Option Term, as follows:
(1)    Promptly following receipt by Landlord of Tenant's Option Notice, Landlord and Tenant shall attempt to reach agreement on the Base Rent for the Option Term, which Base Rent shall be set in accordance with the criteria described above. If Landlord and Tenant are able to agree on the Base Rent for the Option Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term.
(2)    If the parties are unable to agree on the Base Rent for the Option Term within forty-five (45) days following Landlord's receipt of an Option Notice, then each party, at its cost and by giving notice to the other party, shall have ten (10) days within which to appoint an independent licensed commercial real estate broker with at least seven (7) years experience in the Greater Phoenix, Arizona commercial/industrial real estate market, to determine and set the Base Rent for the Option Term at the then current fair market monthly rental value for the Permitted Use of the Premises (but not less than the monthly Base Rent payable during the immediately preceding term of this Lease) for a term equal to the Option Term taking into account all relevant factors. If a party does not appoint a broker within such ten (10) day period, the single broker appointed shall be the sole broker and shall set the Base Rent for the Option Term. If two brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within forty five (45) days after the second broker has been appointed, they shall attempt to select a third independent broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two brokers are given to set the Base Rent for the Option Term. If they are unable to agree on the third broker, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the court of the County in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this paragraph. Each of the parties shall bear the cost of its own broker and one-half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.
(3)    Within twenty (20) days after the selection of the third broker, a majority of the brokers shall set the Base Rent for the Option Term. If a majority of the brokers are unable to agree upon the Base Rent within the stipulated period of time, the two closest brokers shall be added together and their total divided by two,

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and the resulting quotient shall be the Base Rent for the Premises during such Option Term. Notwithstanding the foregoing, in no event, however, shall the Base Rent for an Option Term be less than the Base Rent payable during the immediately preceding term of this Lease.
(h)    If the Base Rent for an Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term, and if the actual Base Rent for the Option Term is determined to be higher, then within thirty (30) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.
44.    Rooftop Equipment. Landlord hereby grants to Tenant the non-exclusive right to occupy certain portions of the roof of the Building (the "Rooftop Premises"), as such Rooftop Premises shall be designated by Landlord in Landlord's sole and absolute discretion, so that Tenant may install, use, operate and maintain one or more satellite television dish or antennae (for receiving purposes only) and their appurtenant conduit and cabling (collectively, the "Rooftop Equipment"), until the expiration or termination of the term of this Lease. Landlord may, from time to time, upon ten (10) business days prior written notice to Tenant, require Tenant to relocate the Rooftop Equipment to another location on the roof of the Building as reasonably designated by Landlord (which new location shall thereafter be deemed the Rooftop Premises). Tenant shall perform any such relocation at Tenant's sole cost and expense in accordance with the terms of this Paragraph 44 and the other terms and conditions of this Lease (including, without limitation, Paragraph 12 above). Notwithstanding anything to the contrary set forth in this Paragraph, neither the Rooftop Equipment, nor any work or act in connection with the Rooftop Equipment, by or on behalf of Tenant may invalidate or otherwise affect the warranty relating to the roof, unless otherwise specified by Landlord in writing in its sole and absolute discretion. The Rooftop Equipment and Tenant's use of the Rooftop Premises shall be in accordance with the additional following conditions:
(a)    Plans and specifications with respect to the rooftop equipment (and the installation of the same) must be approved in advance by Landlord in Landlord's reasonable discretion.
(b)    The use of the Rooftop Equipment shall be restricted to Tenant's internal communications purposes only and shall not be used for profit making purposes or available for use by any party except Tenant and Tenant's employees, agents, guests, licensees and invitees.
(c)    Tenant shall reimburse Landlord or Landlord's agent or contractor, upon promptly following demand, for all actual and reasonable out-of-pocket costs and expenses incurred by Landlord for any architectural, engineering or supervisory services in connection with the Rooftop Equipment, including, without limitation, Landlord's review of the plans and specifications for the Rooftop Equipment. Without limiting the foregoing, Tenant shall promptly, at its sole cost and expense, repair any and all damage resulting from the presence and/or use of the Rooftop Equipment and pay to Landlord any and all other costs actually incurred by Landlord in connection with the Rooftop Equipment. Notwithstanding the foregoing, there shall be no monthly rental for the use of the Rooftop Premises for Tenant's Rooftop Equipment.
(d)    The Rooftop Equipment shall be installed, used, operated and maintained solely on the Rooftop Premises and solely at the expense of Tenant. Tenant shall perform the installation of the Rooftop Equipment in accordance with an installation program reasonably approved and supervised by Landlord or Landlord's contractor, and Tenant shall neither bring the Rooftop Equipment nor any associated equipment to the Premises or Rooftop Premises without first giving Landlord fifteen (15) business days' prior written notice of the date and time of the planned installation. Tenant shall ensure that the Rooftop Equipment shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements (all as determined by Landlord in its reasonable discretion): (i) the Rooftop Equipment shall not interfere in any way with the Building's existing engineering or other maintenance functions or duties; (ii) the Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other weather elements; (iii) the Rooftop Equipment must be properly grounded; (iv) the weight of the Rooftop Equipment shall not exceed the load limits of the Building; and (v) in no event shall the Rooftop Equipment or any appurtenant wiring or cable interfere with or otherwise adversely affect the electrical, mechanical, structural, life safety or other building systems of the Building. Tenant shall bear all costs and expenses in connection with the installation,

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use, operation, maintenance and removal of the Rooftop Equipment, including all costs relating to the repair of any damage to the roof or other parts of the Building caused directly or indirectly by any such installation, use, operation, maintenance or removal, including, without limitation, water damage or other damage resulting from weather elements.
(e)    The installation of the Rooftop Equipment, excluding any necessary penetration of the roof of the Building, shall be performed by Tenant's contractor, as approved by Landlord, and at Tenant's expense (or, at Landlord's option, by Landlord's contractor, at Tenant's expense), provided such installation is of a non-penetrating surface mount only. Each contractor performing any portion of Tenant's installation of the Rooftop Equipment shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, and shall maintain the insurance required by the terms of this Lease. Tenant may not install the Rooftop Equipment in a manner that penetrates the roof membrane of the Building, without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Without limiting Tenant's other obligations, Tenant shall reimburse Landlord for all reasonable costs associated with obtaining confirmation that Landlord's roof warranty will not be affected by any penetration. All work done in connection with any permitted roof penetration shall be performed by Landlord or Landlord's agent at Tenant's sole cost and expense. The installation of the Rooftop Equipment shall not damage the Building or existing structures thereon. Landlord may obtain the services of a structural engineer to design any additional supports required to support the Rooftop Equipment, and to monitor the installation thereof, and Tenant shall reimburse Landlord, within thirty (30) days after receipt by Tenant of an invoice, and Tenant's receipt of reasonable supporting documentation, for Landlord's actual and reasonable the cost of such services and such supports. The Rooftop Equipment shall remain the personal property of Tenant and shall be removed by Tenant prior to the expiration or earlier termination of this Lease, and Tenant shall repair any damage caused by the removal of the Rooftop Equipment and its associated wiring, cables and other components and immediately, at Tenant's sole cost and expense, restore the Rooftop Premises to the condition which existed prior to the installation of the Rooftop Equipment.
(f)    Tenant may, at Tenant's own cost and expense, upon at least forty-eight (48) hours prior written notice to Landlord (or such shorter period as may be reasonable in the case of an emergency), access the Rooftop Premises to repair, replace, reorient or remove the Rooftop Equipment, or replace it with generally similar equipment, provided that (i) Landlord shall have the right to have a representative of Landlord accompany Tenant or its employees, agents or contractors when they are present on the roof; (ii) any new equipment does not weigh more than the original Rooftop Equipment and can be properly accommodated on Rooftop Premises without placing materially greater demands upon the electrical, mechanical, structural, life safety or other building systems of the Building than the original Rooftop Equipment; (iii) Tenant at its cost shall restore the Building to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with Landlord's and industry standard engineering practices and by contractors or other persons approved by Landlord; and (iv) all plans and designs of Tenant relating to such repair, reorientation, removal or replacement shall in any case be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.
(g)    Tenant hereby agrees that the Rooftop Premises shall be taken "as is", "with all faults", without any representations and warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Rooftop Premises and the suitability of same for Tenant's purposes.
(h)    Tenant, at Tenant's sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of the Rooftop Equipment, comply with all governmental and legal requirements affecting the installation, use, operation and maintenance of the Rooftop Equipment, including, without limitation, applicable building and fire codes, and will comply with all requirements of the Federal Aviation Administration and Federal Communications Commission in respect thereof. Tenant, at Tenant's sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Rooftop Equipment prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.
(i)    During the entire period that the Rooftop Equipment is situated in the Rooftop Premises, Tenant agrees to maintain commercial general public liability insurance against all claims for bodily injury, death and

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property damage occurring in the Rooftop Premises and the area surrounding or in any way related to the Rooftop Equipment in the amounts and in accordance with the terms set forth in this Lease and as otherwise reasonably designated by Landlord; Tenant shall ensure that all insurance policies shall name Landlord and any other party reasonably designated by Landlord as additional insureds. Tenant shall pay, immediately upon demand, for the cost of any additional insurance incurred by Landlord or the increase in any premiums on insurance maintained by Landlord arising by reason of the erection or installation and maintenance of the Rooftop Equipment.
(j)    Landlord shall not be liable in any respect for damages to either person or property nor shall Tenant be relieved from fulfilling any covenant or agreement hereof as a result of any temporary or permanent interruption of electrical service (provided, however, that Landlord shall be responsible for any actual damage to Tenant's personal property caused by the gross negligence or willful misconduct of Landlord or its agents or employees, but subject in all events to Paragraph 9(c) of the Lease). Landlord shall use reasonable diligence to restore any interruption in electrical service promptly, but Tenant shall have no claim for damages, consequential or otherwise, on account of any interruption. Tenant acknowledges that Landlord may, as part of its maintenance and repair obligations at the Project, require a temporary interruption of electrical service that may cause a temporary disruption of service to Tenant or the Rooftop Equipment. Landlord shall have no obligation hereunder to provide alternate power from emergency power sources.
45.    Guaranty of Lease. Concurrently with Tenant's execution of this Lease, Tenant shall cause Guarantor to execute and deliver in favor of Landlord, the Guaranty of Lease attached hereto as Exhibit G, which shall guarantee all of Tenant's obligations under this Lease.
[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first set forth above.
LANDLORD:

COLDWATER INDUSTRIAL ASSOCIATES 3, LLC,
a Delaware limited liability company

By:    Lion-TC Development II, LLC,
a Delaware limited liability company,
its sole member

By:    LIT Industrial Limited Partnership,
a Delaware limited partnership,
its member

By:    LIT Holdings GP, LLC,
a Delaware limited liability company,
its general partner

By:    Lion Industrial Properties, L.P.,
a Delaware limited partnership,
its sole member

By:    LIT GP Sub, LLC,
a Delaware limited liability company,
its general partner

By:    Lion Industrial Trust,
a Maryland real estate investment trust,
its manager

By:    /s/ David T. Confer
Name:    David T. Confer
Title:    SVP

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TENANT:

VITAMIN SHOPPE PROCUREMENT SERVICES, INC.,
a Delaware corporation

By:    /s/ David Kastin
Name:    David Kastin
Title:    Senior Vice President & General Counsel

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